EXHIBIT 99.1

Editorial Contact:	Investor Relations Contact:
Thomas Stites	Simon Biddiscombe
Mindspeed Technologies, Inc.	Mindspeed Technologies, Inc.
(949) 579-3650	(949) 579-6283
MINDSPEED® REPORTS FISCAL 2006 SECOND QUARTER RESULTS
Expects to Achieve Non-GAAP Operating Profitability in Current Third Fiscal Quarter
NEWPORT BEACH, Calif., April 24, 2006 – Mindspeed Technologies, Inc. (NASDAQ: MSPD), a leading supplier of semiconductor solutions for network infrastructure applications, today announced revenues of $34.6 million for the second quarter of fiscal 2006, which ended March 31, 2006, an increase of 4 percent compared to $33.2 million for the first quarter of fiscal 2006 and up 30 percent over the $26.6 million reported for the second quarter of fiscal 2005.
The company’s operating loss on a non-GAAP basis was $3.4 million for the second fiscal quarter compared to $3.5 million for the first fiscal quarter of 2006. Presented on a GAAP basis, the operating loss was $6.3 million compared to $4.9 million in the first quarter of fiscal 2006.
The net loss in the second quarter of fiscal 2006 on a non-GAAP basis was $4.3 million, or $0.04 per share, compared to net loss of $4.2 million, or $0.04 per share, in the first fiscal quarter on a non-GAAP basis. Presented on a GAAP basis, the net loss was $7.1 million, or $0.07 per share, compared to a GAAP net loss of $5.5 million, or $0.05 per share, in the first fiscal quarter. The increase in the GAAP net loss resulted from special charges for restructuring and higher stock-based compensation expense. Reconciliations of the non-GAAP measures to GAAP measures are included in the accompanying financial data.
Non-GAAP cash consumption was $3.5 million in the second quarter, a reduction of 36 percent over the prior quarter. The net decrease in cash and cash equivalents in the second quarter was $1.3 million.
Revenues from high-performance analog products increased 29 percent sequentially, contributing 32 percent of total second quarter revenues. Revenues from WAN communications products grew

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Mindspeed Reports Fiscal 2006 Second Quarter Results	2
19 percent sequentially to 44 percent of total quarterly revenues. Revenues from multiservice access voice-over-IP (VoIP) solutions declined 30 percent sequentially to 24 percent of total quarterly revenues.
“I am very pleased with our results in our second fiscal quarter of 2006. We delivered 4 percent sequential revenue growth despite ongoing supply constraints, with significant strength from our high-performance analog and WAN communications product families more than offsetting what we believe is a temporary decline in our VoIP product revenues primarily resulting from an inventory build up of one VoIP product at one key customer in North America,” said Raouf Halim, Mindspeed’s chief executive officer.
“Most importantly, we believe that we will achieve operating profitability on a non-GAAP basis in our current third fiscal quarter. This is based on expected strong revenue growth from our VoIP products combined with operating expense reductions, including a modest restructuring as well as several non-recurring cost-saving measures,” Halim added.
Outlook
Mindspeed expects third quarter fiscal 2006 revenues to be up approximately 2 to 5 percent sequentially, and non-GAAP gross margin to be approximately 70 percent. The company expects third quarter non-GAAP operating expenses to be approximately $25 million. As a result, Mindspeed expects to achieve an operating profit on a non-GAAP basis in its fiscal 2006 third quarter.
Second Quarter Fiscal 2006 Conference Call
Mindspeed will conduct a conference call to discuss its second quarter fiscal 2006 results this afternoon, Monday, April 24, at 2:00 p.m. PDT/5:00 p.m. EDT. To listen to the conference call via telephone, call 866-246-6203 (domestic) or 706-643-1612 (international); password: Mindspeed. To listen via the Internet, please visit the investor relations section of Mindspeed’s web site at www.mindspeed.com under About Us/Investors. Replay of the conference will be available two hours after the conclusion of the call. The replay will be available on Mindspeed’s web site at www.mindspeed.com or by calling 800-642-1687 (domestic) or 706-645-9291 (international); conference ID: 7589796.

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Mindspeed Reports Fiscal 2006 Second Quarter Results	3
About Mindspeed Technologies®
     Mindspeed Technologies, Inc. designs, develops and sells semiconductor networking solutions for communications applications in enterprise, access, metropolitan and wide-area networks.
     The company’s three key product families include high-performance analog transmission and switching solutions, multiservice access voice-over-IP processors designed to support voice and data services across wireline and wireless networks, and WAN communication products such as T/E carrier transmission devices and ATM/MPLS network processors.
     Mindspeed’s products are used in a wide variety of network infrastructure equipment including voice and media gateways, high-speed routers, switches, access multiplexers, cross-connect systems, add-drop multiplexers and digital loop carrier equipment.
     To learn more, visit us at www.mindspeed.com.
Safe Harbor Statement
     This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include the information under the heading “Outlook” and other information regarding the company’s expectations, goals or intentions, including, but not limited to, statements regarding our achievement of operating profitability; future performance of our business units; and expense reduction measures and their impact in future periods. These forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about the company and are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to: market demand for the company’s new and existing products and its ability to increase revenues; the company’s ability to maintain operating expenses within anticipated levels; the company’s ability to reduce its cash consumption; constraints in the supply of wafers and other product components from the company’s third-party manufacturers; availability and terms of capital needed for the company’s business; the company’s ability to attract and retain qualified personnel; successful development and introduction of new products; the company’s ability to obtain design wins and develop revenues from them; pricing pressures and other competitive factors; order and shipment uncertainty; fluctuation in manufacturing yields; product defects; and intellectual property infringement claims by others and the ability to protect the company’s intellectual property. Risks and uncertainties that could cause the company’s actual results to differ from those set forth in any forward-looking statement are discussed in more detail under “Risk Factors”, “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Annual Report on Form 10-K for the year ended September 30, 2005, as well as similar disclosures in the company’s subsequent SEC filings. Forward-looking statements contained in this press release are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

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Mindspeed Reports Fiscal 2006 Second Quarter Results	4
MINDSPEED TECHNOLOGIES, INC.
Consolidated Condensed Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three months ended			Six months ended
	Mar. 31,	Dec. 31,	Mar. 31,	March 31,
	2006	2005	2005	2006	2005
Net revenues	$34,610	$33,203	$26,644	$67,813	$52,960
Cost of goods sold (a)(b)	10,221	10,482	8,316	20,703	16,298

Gross margin	24,389	22,721	18,328	47,110	36,662

Operating expenses:
Research and development (a)	17,035	16,512	18,613	33,547	38,217
Selling, general and administrative (a)	12,462	11,036	10,430	23,498	21,092
Amortization of intangible assets	—	—	6,981	—	19,657
Special charges (c)	1,156	25	508	1,181	5,981

Total operating expenses	30,653	27,573	36,532	58,226	84,947

Operating loss	(6,264)	(4,852)	(18,204)	(11,116)	(48,285)

Other income (expense), net	(198)	(178)	(254)	(376)	(254)

Loss before income taxes	(6,462)	(5,030)	(18,458)	(11,492)	(48,539)

Provision (benefit) for income taxes	652	474	(63)	1,126	335

Net loss	$(7,114)	$(5,504)	$(18,395)	$(12,618)	$(48,874)

Net loss per share, basic and diluted	$(0.07)	$(0.05)	$(0.18)	$(0.12)	$(0.48)

Weighted-average number of shares used in per share computation	105,000	103,698	102,075	104,349	101,440

(a)	Includes stock-based compensation as follows:

Cost of goods sold	$98	$77	$—	$175	$5
Research and development	652	646	70	1,298	85
Selling, general and administrative	922	594	47	1,516	74

	$1,672	$1,317	$117	$2,989	$164

(b)	Cost of goods sold includes the favorable effect of sales of certain inventories written down to a zero cost basis during fiscal 2001. The favorable effect of such sales, by quarter, was approximately $0.9 million (March 2006), $1.8 million (December 2005) and $3.4 million (March 2005). For the six months ended March 31, 2006 and 2005, the favorable effect of such sales was $2.8 million and $5.5 million, respectively.

(c)	Special charges consists of asset impairments and restructuring charges.

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Mindspeed Reports Fiscal 2006 Second Quarter Results	5
MINDSPEED TECHNOLOGIES, INC.
Reconciliation of Non-GAAP Measures to GAAP Measures
(unaudited, in thousands, except per share amounts)

	Three months ended			Six months ended
	Mar. 31,	Dec. 31,	Mar. 31,	March 31,
	2006	2005	2005	2006	2005
Reconciliation of Non-GAAP Gross Margin to GAAP Gross Margin
Non-GAAP gross margin	$24,487	$22,798	$18,328	$47,285	$36,667
Items excluded from non-GAAP gross margin:
Stock-based compensation (d)	98	77	—	175	5

Gross margin	$24,389	$22,721	$18,328	$47,110	$36,662

Reconciliation of Non-GAAP Operating Expenses to GAAP Operating Expenses
Non-GAAP operating expenses	$27,923	$26,308	$28,926	$54,231	$59,150
Items excluded from non-GAAP operating expenses:
Stock-based compensation (d)	1,574	1,240	117	2,814	159
Amortization of intangible assets	—	—	6,981	—	19,657
Special charges (e)	1,156	25	508	1,181	5,981

Operating expenses	$30,653	$27,573	$36,532	$58,226	$84,947

Reconciliation of Non-GAAP Operating Loss to GAAP Operating Loss
Non-GAAP operating loss	$(3,436)	$(3,510)	$(10,598)	$(6,946)	$(22,483)
Items excluded from non-GAAP operating loss:
Stock-based compensation (d)	1,672	1,317	117	2,989	164
Amortization of intangible assets	—	—	6,981	—	19,657
Special charges (e)	1,156	25	508	1,181	5,981

Operating loss	$(6,264)	$(4,852)	$(18,204)	$(11,116)	$(48,285)

Reconciliation of Non-GAAP Net Loss to GAAP Net Loss
Non-GAAP net loss	$(4,286)	$(4,162)	$(10,789)	$(8,448)	$(23,072)
Items excluded from non-GAAP net loss:
Stock-based compensation (d)	1,672	1,317	117	2,989	164
Amortization of intangible assets	—	—	6,981	—	19,657
Special charges (e)	1,156	25	508	1,181	5,981

Net loss	$(7,114)	$(5,504)	$(18,395)	$(12,618)	$(48,874)

Reconciliation of Non-GAAP Net Loss Per Share to GAAP Net Loss Per Share
Loss per share, basic and diluted:
Non-GAAP net loss	$(0.04)	$(0.04)	$(0.11)	$(0.08)	$(0.23)
Adjustments	(0.03)	(0.01)	(0.07)	(0.04)	(0.25)

Net loss	$(0.07)	$(0.05)	$(0.18)	$(0.12)	$(0.48)

Reconciliation of Non-GAAP Cash Consumption to Net Increase (Decrease) in Cash and Cash Equivalents
Cash consumption	$(3,461)	$(5,392)	$(6,727)	$(8,853)	$(15,122)
Sale of convertible senior notes	—	—	—	—	43,930
Deferred financing costs	—	—	(95)	—	(415)
Net sales (purchases) of marketable securities	2,128	5,863	(44,875)	7,991	(48,128)

Net increase (decrease) in cash and cash equivalents	$(1,333)	$471	$(51,697)	$(862)	$(19,735)

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Mindspeed Reports Fiscal 2006 Second Quarter Results	6

(d)	Stock-based compensation consists of:

Cost of goods sold	$98	$77	$—	$175	$5
Research and development	652	646	70	1,298	85
Selling, general and administrative	922	594	47	1,516	74

	$1,672	$1,317	$117	$2,989	$164

(e)	Special charges consists of asset impairments and restructuring charges.
Non-GAAP Measures
We provide non-GAAP measures as a supplement to financial results based on GAAP. A detailed reconciliation of the non-GAAP results to the most directly comparable GAAP measures is set forth above under the heading “Reconciliation of Non-GAAP Measures to GAAP Measures.” Investors are encouraged to review this reconciliation. We believe the presentation of non-GAAP measures provides investors with additional insight into underlying operating results and prospects for the future by excluding stock-based compensation, amortization of intangible assets and/or the effects of special charges such as asset impairments and restructuring charges. We have historically reported similar financial measures and believe that the inclusion of comparative numbers provides consistency in our financial reporting.
We use non-GAAP gross margin, operating expenses, operating loss, net loss, net loss per share and cash consumption internally to evaluate our operating performance and to determine certain components of management compensation. In addition, we use these non-GAAP measures for internal budgets and forecasts. We believe that these non-GAAP measures can be useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making.
Non-GAAP gross margin excludes stock-based compensation expense. Non-GAAP operating expenses, operating loss, net loss and net loss per share exclude stock-based compensation expense, amortization of intangible assets and special charges. Non-GAAP cash consumption is the net increase (decrease) in cash and cash equivalents excluding the sale of convertible senior notes, deferred financing costs and purchases and sales of marketable securities.
As a result of our adoption of SFAS 123R, “Share-Based Payment” in the first quarter of fiscal 2006, our GAAP statements of operations for periods in fiscal year 2006 include stock-based compensation expense. However, our statements of operations for periods prior to fiscal year 2006 are not required to be restated. We believe that excluding stock-based compensation from non-GAAP measures facilitates a comparison of our results with prior periods and can enhance the understanding of our performance. We exclude amortization of intangible assets from non-GAAP measures because we believe it provides a helpful perspective on our operating performance. We exclude special charges from non-GAAP measures because it includes restructuring charges, asset impairments and other significant discrete items that may not be indicative of our ongoing operations and economic performance. We provide cash consumption because we believe it is important for investors to understand changes in our total liquidity period to period.
We do not provide forward-looking GAAP measures or a reconciliation of the forward-looking non-GAAP measures to GAAP measures because of our inability to project special charges and stock-based compensation expenses.
The non-GAAP financial measures we provide have certain limitations because they do not reflect all of the costs associated with the operation of our business as determined in accordance with GAAP. The non-GAAP measures are in addition to, and not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. We endeavor to compensate for the limitations of these non-GAAP measures by providing GAAP financial statements, descriptions of the reconciling items and a reconciliation of the non-GAAP measures to the most directly comparable GAAP measures so that investors can appropriately incorporate the non-GAAP measures and their limitations into their analyses. For complete information on stock-based compensation, amortization of intangible assets and special charges, please see our financial statements and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” that will be included in the periodic report we expect to file with the SEC with respect to the financial periods discussed herein.

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Mindspeed Reports Fiscal 2006 Second Quarter Results	7
MINDSPEED TECHNOLOGIES, INC.
Consolidated Condensed Balance Sheets
(unaudited, in thousands)

	March 31,	September 30,
	2006	2005
ASSETS

Current Assets
Cash and cash equivalents (f)	$14,473	$15,335
Marketable securities (f)	32,968	40,094
Receivables, net	12,793	16,356
Inventories	18,755	10,730
Other current assets	3,203	3,389

Total current assets	82,192	85,904

Property, plant and equipment, net	12,637	14,890
Other assets (f)	4,383	4,710

Total assets	$99,212	$105,504

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$8,304	$9,776
Deferred revenue	4,058	3,452
Accrued compensation and benefits	7,063	6,722
Restructuring	2,006	3,442
Other current liabilities	3,662	3,180

Total current liabilities	25,093	26,572

Convertible senior notes	44,416	44,219
Other liabilities	1,316	887

Total liabilities	70,825	71,678

Stockholders’ equity	28,387	33,826

Total liabilities and stockholders’ equity	$99,212	$105,504

(f)	Combined cash and marketable securities consists of the following:

	March 31,	September 30,
	2006	2005
Cash and cash equivalents	$14,473	$15,335
Marketable securities, current	32,968	40,094
Marketable securities, noncurrent, included in other assets	—	837

Combined cash and marketable securities	$47,441	$56,266

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Mindspeed Reports Fiscal 2006 Second Quarter Results	8
MINDSPEED TECHNOLOGIES, INC.
Consolidated Condensed Statements of Cash Flows
(unaudited, in thousands)

	Six months ended
	March 31,
	2006	2005
Cash Flows From Operating Activities
Net loss	$(12,618)	$(48,874)
Adjustments required to reconcile net loss to net cash used in operating activities:
Depreciation	3,774	4,954
Amortization of intangible assets	—	19,657
Stock compensation	2,989	164
Asset impairments	—	604
Inventory provisions	(542)	739
Other non-cash items, net	397	433
Changes in assets and liabilities:
Receivables	3,560	6,140
Inventories	(7,483)	1,239
Accounts payable	(1,474)	(2,206)
Deferred revenue	606	(20)
Accrued expenses and other current liabilities	(108)	175
Other	(31)	1,509

Net cash used in operating activities	(10,930)	(15,486)

Cash Flows From Investing Activities
Capital expenditures	(1,535)	(2,463)
Sales of assets	—	137
Net sales (purchases) of marketable securities	7,991	(48,128)

Net cash provided by (used in) investing activities	6,456	(50,454)

Cash Flows From Financing Activities
Sale of convertible senior notes	—	43,930
Exercise of options and warrants	3,612	2,690
Deferred financing costs	—	(415)

Net cash provided by financing activities	3,612	46,205

Net decrease in cash and cash equivalents	(862)	(19,735)
Cash and cash equivalents at beginning of period	15,335	43,638

Cash and cash equivalents at end of period	$14,473	$23,903

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Mindspeed Reports Fiscal 2006 Second Quarter Results	9
MINDSPEED TECHNOLOGIES, INC.
Selected Corporate Data
(unaudited, in thousands)

	Three months ended			Six months ended
	Mar. 31,	Dec. 31,	Mar. 31,	March 31,
	2006	2005	2005	2006	2005
Gross margin %	70%	68%	69%	69%	69%

Cash provided by (used in):
Operating activities	$(5,428)	$(5,502)	$(5,663)	$(10,930)	$(15,486)
Investing activities	1,043	5,413	(46,567)	6,456	(50,454)
Financing activities	3,052	560	533	3,612	46,205

Net increase (decrease) in cash	$(1,333)	$471	$(51,697)	$(862)	$(19,735)

Depreciation (g)	$1,827	$1,947	$2,355	$3,774	$4,954
Capital expenditures	1,075	460	1,701	1,535	2,463

Revenues by region:
Americas	$13,490	$11,400	$9,976	$24,890	$21,390
Europe	3,211	3,256	3,005	6,467	6,471
Asia-Pacific	17,909	18,547	13,663	36,456	25,099

	$34,610	$33,203	$26,644	$67,813	$52,960

Revenues by product line:
Multiservice access DSP products	$8,168	$11,669	$8,744	$19,837	$15,214
High-performance analog products	11,274	8,736	6,916	20,010	13,174
WAN communications products	15,168	12,798	10,984	27,966	24,572

	$34,610	$33,203	$26,644	$67,813	$52,960

(g)	Does not include amortization of intangible assets.
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